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                                                                    Exhibit 23.6

                                   CONSENT OF
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

     We hereby consent to the use of our opinion letter dated December 16, 2001 to the Board of Directors of Immunex Corporation ("Immunex") included as Annex E to the Joint Proxy Statement/Prospectus which forms a part of amendment No. 1 to the Registration Statement on Form S-4 relating to the proposed merger of AMS Acquisition Inc., a wholly owned subsidiary of Amgen Inc. ("Amgen"), with and into Immunex and to the references to such opinion in such Joint Proxy Statement/Prospectus under the captions "Summary--Opinions of Financial Advisors," "The Merger--Background of the Merger," "The Merger--Reasons for the Merger-Immunex," "The Merger--Opinion of Financial Advisor-Immunex" and "The Merger Agreement--Representations and Warranties." In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                 MERRILL LYNCH, PIERCE, FENNER &
                                                 SMITH INCORPORATED

                                                 By: /s/ JAMES P. BOYLAN
                                                     ---------------------------
                                                     Name: James P. Boylan
New York, New York

March 19, 2002